INDUSTRIAL PROPERTIES
TEXAS, LLC

April 11, 2013

Mr. Henry Minten
Information Management Solutions, L.L.C.
2416 Brockton Drive
San Antonio, Texas 78217

Dear Henry:

I have enclosed a fully executed copy of the First Amendment to Lease between Industrial Properties Texas, LLC, Landlord, and Information Management Solutions, L.L.C., Tenant, for space at 2420 and 2422 Brockton Drive in San Antonio.

Please retain this copy for your records.

Should you have any questions or need any additional information, please call me at 512.835.7262.

Thank you for your assistance with this transaction.

Sincerely,

Andrew M. Swanson
Leasing Manager

AMS:sea

enclosure

2808 LONGHORN BLVD., SUITE 308 • AUSTIN, TEXAS 78758 • 512/837-1853 • FAX 512/837-1042

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "**Amendment**") is made as of April 4, 2013, 2013 by and between **INDUSTRIAL PROPERTIES TEXAS, LLC**, a Delaware limited liability company ("**Landlord**"), and **INFORMATION MANAGEMENT SOLUTIONS, L.L.C.**, a Texas limited liability company ("**Tenant**").

RECITALS:

A. Landlord and Tenant entered into that Lease Agreement dated June 16, 2011, (the "**Lease**"), relating to approximately 16,000 rentable square feet (the "**Original Premises**") at 2416 Brockton Drive, Suite 105, San Antonio, Texas (the "**Property**").

B. Tenant desires that 2420 Brockton Drive and 2422 Brockton Drive containing approximately 6,400 rentable square feet in the Building be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C. All capitalized terms used in this Amendment shall have the meanings given to them in the Lease, as amended hereby, unless otherwise defined herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby amend the Lease on the terms hereof effective as of the date hereof, notwithstanding anything to the contrary contained therein:

1. In addition to the Original Premises, Landlord shall lease to Tenant, and Tenant shall lease from Landlord approximately 6,400 square feet at 2420 Brockton Drive and 2422 Brockton Drive (the "**Expansion Space**"). From and after April 1, 2013 (the "**Expansion Space Commencement Date**"), the term "Premises," as used in the Lease, shall be and include the Original Premises and the Expansion Space, which shall collectively consist of 22,400 square feet, as more particularly described on ***Exhibit A*** attached hereto. The lease of the Expansion Space shall be for the same Lease Term and other terms and conditions as the Lease, as modified by this Amendment.

2. From and after the Expansion Space Commencement Date, Tenant's Proportionate Share shall be 77.78%, and the Lease is hereby revised accordingly.

3. From and after the Expansion Space Commencement Date, Tenant agrees to pay to Landlord Base Rent for the Premises (Original Premises and Expansion Space), without deduction, set off, or abatement, in the following amounts:

Lease Period	**Monthly Base Rent**
4/1/13 - 9/30/16	$8,113.00
10/1/16 - 9/30/18	$8,374.00

Tenant agrees to pay the Base Rent in equal monthly installments at the place provided in the Lease on the first (1st) day of each month, in advance (subject to adjustment in accordance with the other provisions of the Lease), plus all applicable taxes thereon, together with all other amounts due under the terms of the Lease.

4. Beginning April 1, 2013, the monthly installments of Tenant's Proportionate Share of Operating Costs and Taxes shall be as follows:

Additional Rent:	
Tenant's Proportionate Share of Operating Costs:	$1,534.00
Tenant's Proportionate Share of Taxes:	$979.00

Tenant acknowledges and agrees that the foregoing amounts are estimates only and that such amounts shall be adjusted in accordance with the terms of the Lease (as amended by this Amendment).

5. Upon execution of this Lease Amendment, Tenant shall deliver to Landlord an additional Security Deposit of $3,404.00. After delivery of the additional Security Deposit, the total amount of the Security Deposit held by Landlord shall be $10,562.00.

6. Tenant hereby acknowledges that Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

7. Tenant represents and warrants to Landlord that Tenant has not dealt with any real estate agent or broker in connection with this Amendment other than Olson Properties, Inc., that this agreement was not brought about or procured through the use or instrumentality of any other agent or broker, and that all negotiations with respect to the terms of this agreement were conducted between Landlord and Tenant. Tenant covenants and agrees to indemnify and hold Landlord harmless from and against any and all claims for commissions and other compensation made by any agent or agents and/or broker or brokers, other than those described above, based on any dealing between Tenant and any agent or agents and/or broker or brokers claiming by and through Tenant, together with all costs and expenses incurred by Landlord in resisting such claims (including, without limitation, reasonable attorneys' fees).

8. Except as modified by this Amendment, the Lease and all the terms, covenants, conditions and agreements thereof are hereby in all respects ratified, confirmed and approved. Tenant hereby affirms that on the date hereof no breach or default by either party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto, and Tenant hereby releases Landlord of and from all liabilities, claims, controversies, causes of action and other matters of every nature which, through the date hereof, have or might have arisen out of or in any way in connection with the Lease and/or the Premises demised thereunder.

9. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this agreement, except as are contained herein and in the Lease.

10. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

11. Except as modified by this Amendment, the Lease shall remain unchanged and shall continue in full force and effect.

12. Tenant hereby represents and warrants to Landlord that this Amendment (and each term and provision hereof) has been duly and appropriately authorized by Tenant through proper written corporate action and approval, and no additional consent, agreement or approval is required with respect hereto.

13. Exhibit E to the Lease is hereby deleted and shall be replaced with the Renewal Option as provided for in Exhibit C to this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the date and year first above written.

LANDLORD:

INDUSTRIAL PROPERTIES TEXAS, LLC,
a Delaware limited liability company

By: [signature]
Name: LEE HALFORD, JR
Title: VICE PRESIDENT
Landlord Date: APRIL 4, 2013

TENANT:

INFORMATION MANAGEMENT SOLUTIONS, L.L.C.,
a Texas limited liability company

By: [signature]
Name: K. Henry Minten
Title: President

Exhibit A - Premises

Exhibit B - Tenant Finish Work

EXHIBIT A

PREMISES

(SEE ATTACHED)

2416 BROCKTON DRIVE

BROADWAY BUSINESS PARK • SAN ANTONIO, TEXAS



100' 0"
288' 0"
32' 0"
33' 4"
Expansion Space
Original Premises
BROCKTON DRIVE
N

INDUSTRIAL PROPERTIES

EXHIBIT B

TENANT FINISH WORK: WORK OF LIMITED SCOPE (NO PLANS)

1. **Acceptance of Premises**. Except as set forth in this Exhibit, Tenant accepts the Premises in their "**AS-IS**" condition on the date that the Lease is entered into.

2. **Scope of Work**. Landlord, at its expense, shall perform the following work in the Premises (the "**Work**"):

- Provide and install one Rite-Hite model, dock lift with a capacity of 6,000 lbs. Leveler to be hydraulically operated. Lift to be installed on the exterior of the building on a concrete pad.

3. **No Warranties**. LANDLORD MAKES NO EXPRESS OR IMPLIED WARRANTIES IN CONNECTION WITH ANY WORK TO BE PERFORMED BY LANDLORD IN THE PREMISES.

EXHIBIT C

RENEWAL OPTION

Provided that Tenant is not in default under the terms of the Lease, either at the time of its exercise of the option herein provided or at the end of the Term, Tenant shall have a one (1) option to extend the Lease Term for a period of three (3) years at the end of the Term. The option must be exercised by Tenant giving Landlord written notice in accordance with the notice provisions of the Lease of its intention to exercise such option not less than one hundred eighty (180) days nor more than two hundred seventy (270) days prior to the end of the term.

For the option period exercised by Tenant in accordance herewith, the Lease shall be deemed extended and shall be continued in full force and effect with respect to every applicable term and condition contained therein, except that the Base Rent payable with respect to the Premises for such option period shall be as follows:

> The Base Rent for the renewal term shall be based on the then prevailing rental rates and terms for properties of equivalent quality, size, utility and location, with the length of the Term, and credit standing of the Tenant, to be taken into account. Notwithstanding the foregoing, the Base Rent for the renewal term shall not be less than $8,374.00 per month nor more than $9,408.00 per month.
>
> Upon notification from Tenant of the exercise of this renewal option, Landlord shall, within fifteen (15) days thereafter, notify Tenant in writing of the proposed Base Rent for the renewal term; Tenant shall, within fifteen (15) days following receipt of same, notify Landlord in writing of the acceptance or rejection of the proposed Base Rent. In the event of rejection of the proposed Base Rent by Tenant, the Base Rent for the renewal term shall be determined as follows:
>
> Within fifteen (15) days following notification of rejection, Landlord and Tenant shall each appoint a disinterested and qualified real estate brokerage or appraisal professional (the "professional" or "professionals"). If these two professionals cannot agree upon a Base Rent within thirty (30) days following their appointment, the two professionals shall forthwith select a third disinterested and qualified professional, and the decision of any two professionals shall be binding. The professionals shall make notification in writing of this decision to Landlord and Tenant within thirty (30) days following the selection of the third professional. Landlord and Tenant shall bear the expense of the professional appointed by each, and the expense of the third professional shall be shared equally by both parties.

In the event Tenant fails to exercise such option within the time and in the manner provided herein, such option, and all subsequent options (if any), shall be deemed waived by Tenant and shall not be exercisable thereafter. The option provided herein is for the sole benefit of Tenant and may not be exercised by any subtenant or assignee of Tenant, regardless of whether Landlord has consented to or approved such subletting or assignment.